Exhibit 16.1

QI CPA LLC

129 Rockaway Ave #1008

Valley Stream, NY 11580

fei.qi@feiqicpa.com

November 28, 2024

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington, DC, 20549

Commissioners:

We have read the statements under Item 4.01 in the Form 8-K dated November 28, 2024 of ESG, Inc. (the Company”) to be filed with the Securities and Exchange Commission and we agree with such statements therein as related to our firm. We have no basis to agree or disagreement with other statements made by the Company in the Form 8-K.

Sincerely,

QI CPA LLC

Valley Stream, NY